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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated April 11, 2002 (except with respect to the matter discussed in Note 4, as to which the date is May 20,
2002) included in Price Communications Wireless, Inc.'s financial statements for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


/S/  ARTHUR ANDERSEN LLP

New York, New York

May 20, 2002